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                        COEUR D'ALENE MINES CORPORATION

                7% Convertible Subordinated Debentures Due 2002


                               STANDBY AGREEMENT


                                                               November 15, 1995


UBS Securities Inc.
299 Park Avenue
New York, N.Y. 10171-0026

Dear Sirs:

                 Coeur d'Alene Mines Corporation (the "Company") proposes to redeem on December 15, 1995 (the "Redemption Date"), all of its outstanding 7% Convertible Subordinated Debentures Due 2002 (the "Debentures") at a redemption price of $1,070.00 for each $1,000 principal amount, plus accrued and unpaid interest from June 15, 1995, to the Redemption Date of $35.00 per $1,000 principal amount, for a total redemption price of $1,105.00 (the "Redemption Price"). The Debentures are convertible into shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). The right to convert the Debentures into Common Stock will terminate at the close of business on December 14, 1995 (the "Final Conversion Date").

                 In order to assure the availability of funds to redeem the Debentures not converted on or prior to the Final Conversion Date, the Company desires to make arrangements pursuant to which the shares of its Common Stock issuable on the Redemption Date on conversion of Debentures not surrendered for conversion by the close of business on the Final Conversion Date will be purchased on the Redemption Date from the Company by you (the "Purchaser").

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (g) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act")
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         and has filed with the Securities and Exchange Commission (the
         "Commission") a registration statement on such Form for the registration under the Act of the sale by the Purchaser of any shares of Common Stock that may be acquired by it upon conversion of Debentures or purchased pursuant to Section 2(a) of this Agreement. The Company proposes to file with the Commission a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof. As filed, such final prospectus shall contain all Rule 430A information, together with all other such required information, with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (b)  On the Effective Date, the Registration Statement did,
         and, when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Final Conversion Date, on the Redemption Date and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange
         Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Final Conversion Date, on the
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                                                                               3

         Redemption Date and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The Debentures are convertible into Common Stock at a conversion price of $15.41 of principal amount of Debentures per share of Common Stock or approximately 64.9 shares of Common Stock for each $1,000 principal amount of Debentures. At the Execution Time, there were $74,957,000 principal amount of Debentures outstanding; the redemption of all the outstanding Debentures had been duly authorized by the Company; by the close of business on the date of execution hereof, all the Debentures shall have been duly called for redemption in accordance with the Indenture between the Company and Bankers Trust Company (the "Paying Agent") dated as of December 1, 1992 (the "Indenture"), and the right to convert the Debentures into shares of Common Stock will, as a result of such call, expire at 5:00 p.m., Eastern Standard Time, on the Final Conversion Date. A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to the Purchaser. The Debentures have been duly and validly authorized and issued and are fully enforceable in accordance with their terms.

                 (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Debentures.
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                                                                               4


                 (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of any Debentures into Common Stock and cash.

                 (f) Neither the issue and sale of the Standby Shares, nor the consummation of any other of the transactions herein contemplated, nor fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or is bound or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                 (g)  The terms which follow, when used in this Agreement,
         shall have the meanings indicated.  The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the
         Execution Time, in the form in which it shall become effective), and, in the event any post-effective amendment thereto becomes effective
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                                                                               5

         prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided in Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. "Standby Shares" shall mean the shares of Common Stock to be purchased from the Company pursuant to Section 2(a) hereof.

                 2. Purchase of Standby Shares. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                 (a) In the event that less than all the outstanding Debentures are surrendered for conversion at or prior to 5:00 p.m., Eastern Standard Time, on the Final Conversion Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of $16.49 per share, such whole number of additional shares of Common Stock as would have been issuable upon the conversion of such of the Debentures which shall not have been surrendered for conversion prior to the Redemption Date.
         The Company shall notify the Purchaser of such number of shares as soon as practicable after the expiration of convertibility of the Debentures on the
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         Final Conversion Date and in no event later than 9:00 a.m., Eastern
         Standard Time, on the business day following the Final Conversion
         Date.

                 (b) It is understood that the Purchaser intends to resell the Standby Shares from time to time at prices prevailing in the open market. With respect to any Standby Shares, the Purchaser, on or prior to January 15, 1996, shall remit to the Company 50% of the excess, if any, of the aggregate proceeds received by the Purchaser from the sale of such Standby Shares (net of selling concessions, transfer taxes and other expenses of sale) over an amount equal to $
         16.49 multiplied by the number of such Standby Shares sold by such Purchaser. Upon completion of the sale of the Standby Shares, the Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Standby Shares not sold by or for the account of the Purchaser prior to the close of business on January 10, 1996, shall be deemed to have been sold on such day for an amount equal to the last reported sale price of the Common Stock on the New York Stock Exchange on such day. Nothing contained herein shall limit the right of the Purchaser, in its discretion, to determine the price or prices at which, or the time or times when, any Standby Shares shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                 (c) Delivery of any payment for the Standby Shares shall be made at 10:00 a.m., Eastern Standard Time, on December 19, 1995 (two business days after the Redemption Date), or such other date as the Purchaser and the Company may agree (such date and time of delivery and payment for the Standby Shares being herein called the "Closing Date"). Delivery of the Standby Shares shall be made to the Purchaser against payment by the Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Standby Shares shall be made at such location as the Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Standby Shares shall be made at the offices of Cravath,
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         Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y.
         10019. Certificates for the Standby Shares shall be registered in such names and in such denominations as the Purchaser may request.

                 The Company agrees to have the Standby Shares available for inspection, checking and packaging by the Purchaser in New York, New York, prior to the Closing Date.

                 Unless the Company waives its right to receive immediately available funds at the Closing Date and agrees to accept next-day funds in lieu thereof, the Company shall pay to the Purchaser promptly following the Closing Date an amount equal to the Purchaser's overnight cost of funds on the purchase price payable by the Purchaser at the Closing Date.

                 3. Compensation. As compensation for the commitment of the Purchaser hereunder, the Company will pay to the Purchaser an amount equal to the sum of (i) the Standby Fee (as defined in paragraph (a) of this Section 3) plus (ii) the Take-up Fee (as defined in paragraph (b) of this Section 3).

                 (a)  The "Standby Fee" shall be equal to:

                          (i) 1.00% of the Standby Commitment if the Cushion is
                 less than .1500;

                          (ii) 0.75% of the Standby Commitment if the Cushion
                 is equal to or greater than .1500 but less than .2000;

                          (iii) 0.50% of the Standby Commitment if the Cushion
                 is equal to or greater than .2000 but less than .2500; or

                          (iv) 0.25% of the Standby Commitment if the Cushion
                 is equal to or greater than .2500.

                 The "Standby Commitment" shall be equal to $80,203,990.00.

                 The "Cushion" shall be the fraction (expressed as a decimal) having the difference of the Common Stock Price
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                                                                               8

minus the Breakeven Price as its numerator and the Common Stock Price as its denominator.

                 The "Common Stock Price" shall be an amount equal to the last reported sale price on the New York Stock Exchange of the Common Stock on the day immediately preceding the day of the Company's redemption announcement, provided that such announcement is made before 5:00 p.m. New York City time.
If the Company's redemption announcement is made later than 5:00 p.m. New York City time, then the Common Stock Price shall be equal to the last reported sale price on the New York Stock Exchange of the Common Stock on the day of such announcement.

                 The "Breakeven Price" shall be equal to $16.489.

                 (b) The "Take-up Fee" shall be an amount equal to the Take-up Percentage multiplied by the Breakeven Price multiplied by the number of Standby Shares.

                          (i) if the Cushion is greater than or equal to .1500,
                 then the "Take-up Percentage" shall be equal to:

                                  (A) .0225 if the number of Standby Shares is
                          less than 486,418;

                                  (B) .0300 if the number of Standby Shares is
                          equal to or greater than 486,418 but less than 1,459,254;

                                  (C) .0375 if the number of Standby Shares is
                          equal to or greater than 1,459,254 but less than 2,432,090; or

                                  (D) .0500 if the number of Standby Shares is
                          equal to or greater than 2,432,090.

                          (ii) if the Cushion is less than .1500, then the
                 Take-up Percentage shall be equal to:

                                  (A) .0275 if the number of Standby Shares is
                          less than 486,418;
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                                  (B) .0375 if the number of Standby Shares is
                          equal to or greater than 486,418 but less than 1,459,254;

                                  (C) .0475 if the number of Standby Shares is
                          equal to or greater than 1,459,254 but less than 2,432,090; or

                                  (D) .0600 if the number of Standby Shares is
                          equal to or greater than 2,432,090.

                 Such compensation shall be paid to the Purchaser by wire transfer of immediately available funds on (i) if the Purchaser is required to purchase any Standby Shares, the Closing Date, or (ii) otherwise, as soon as practicable after the Final Conversion Date (but in no event later than two business days thereafter).

                 4. Additional Purchases. On or after the date hereof, the Purchaser may (but will not be obligated to) purchase Debentures, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. Any Common Stock acquired by the Purchaser upon conversion of any Debentures acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchaser. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may (but will not be obligated to) make purchases and sales of Common Stock or Debentures, in the open market or otherwise, for long or short account, on such terms as it may deem advisable and it may overallot in arranging sales.

                 5. Agreements. Each of the parties agrees with the other that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the
         Prospectus unless the Company has furnished the Purchaser with a copy for its review prior to filing and will not file any such proposed
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                                                                              10

         amendment or supplement to which the Purchaser may reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or becomes effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Standby Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the
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         Commission, subject to the second sentence of paragraph (a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will also pay all reasonable out-of-pocket expenses of the Purchaser, including the fees and disbursements of Purchaser's counsel, and the fees and disbursements of the Paying Agent.

                 (e) The Company will arrange for the qualification of the Standby Shares for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Standby Shares; provided, however, that the Company will not be required to do so in any jurisdiction where such qualification would require the Company to register to do business as a foreign corporation, would subject the Company to taxation as doing business or would require the Company to file a consent to general service of process therein, in any case where it would not otherwise be so required or subject.

                 (f) The Company will mail or cause to be mailed on the date of execution hereof the Notice of Redemption by first-class mail to the registered holders of the Debentures, which mailing will conform to the requirements of the Indenture.

                 (g) The Company will direct the Paying Agent to advise the Purchaser daily of the amount of Debentures surrendered on the previous day for redemption or for conversion.

                 (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Debentures.

                 (i) The Company will not, prior to the Final Conversion Date and for a period of 90 days following the Final Conversion Date, without the prior written consent of the Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce, or file for the registration of, the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell or register Common Stock (a) in connection with a business combination transaction approved by the Company's shareholders, (b) pursuant to any employee stock option or other benefit plan of the Company maintained for its officers, directors and employees and in effect at the Execution Time and (c) upon the conversion of securities outstanding at the Execution Time; and provided further that the Company will no longer be bound by this provision if the Purchaser does not acquire any Standby Shares pursuant to Section 2(a) hereof.

                 (j) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba, and the Company further agrees that, if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (k) The Purchaser agrees that in the event the Trustee should require from the Company any deposit of funds pursuant to Section 1106 of the Indenture, the Purchaser shall advance such funds to the Company and deposit such funds with the Trustee on behalf of the Company (such advance and deposit a "Trustee Deposit"). The Company agrees to repay or to cause the Trustee to repay to the Purchaser any such Trustee Deposit as soon as the Trustee no longer requires such funds to be deposited with it pursuant to Section 1106 of the Indenture. The Company agrees further to reimburse the Purchaser on the Closing Date in an amount equal to the Purchaser's cost of funds on any such Trustee Deposit from the date of such deposit through the Closing Date.

                 (l) The Company will waive any defect or irregularity with respect to the transmittal of any Debenture submitted for conversion into Common Stock, so long as any such waiver will not have adverse financial consequences for the Company.

                 6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder to purchase any Standby Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Final Conversion Date, the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) Unless the Purchaser agrees in writing to a later time, the Registration Statement shall become effective not later than 5:00 p.m., Eastern Standard Time, on the date of this Agreement; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration

         Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Freedman, Levy, Kroll & Simonds, counsel for the Company, dated as of the date of this Agreement and as of the Closing Date, respectively, to the effect that:

                          (i) each of the Company, Coeur Alaska, Inc., Coeur
                 Rochester, Inc., CDE Chilean Mining Corporation, Callahan Mining Corporation, Coeur New Zealand, Inc. and Silver Valley Resources Corporation (individually a "Material Subsidiary" and collectively the "Material Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described or incorporated in the Prospectus, and is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction listed on an exhibit to such opinion;

                          (ii) all the outstanding shares of capital stock of
                 each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated in the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries other than directors' qualifying shares are owned of record, and, to such counsel's knowledge, beneficially, by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                          (iii) the Company's authorized equity capitalization
                 is as set forth or incorporated in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Standby Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be fully paid and nonassessable; the shares of Common Stock issuable upon the conversion of the Debentures have been duly and validly authorized and, when issued and delivered upon conversion of the Debentures, will be fully paid and nonassessable; the shares of Common Stock issuable upon the conversion of the Debentures and the Standby Shares have been duly authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of the certificate for the Common Stock is in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Standby Shares or for the shares of Common Stock issuable upon conversion of the Debentures;

                          (iv) to the best knowledge of such counsel, there is
                 no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed or incorporated in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or incorporated or filed as required;

                          (v) the Registration Statement has become effective
                 under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and related notes, the financial statement schedules and other financial and statistical information contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                          (vi) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                          (vii) no consent, approval, authorization or order of
                 any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Standby Shares by the Purchaser and such other approvals (specified in such opinion) as have been obtained;

                          (viii) the Debentures have been duly and validly
                 called for redemption on December 15, 1995; neither the call of the Debentures for redemption, the conversion or redemption thereof, the issue and sale of the Standby Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Material Subsidiaries is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of the subsidiaries of the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Material Subsidiaries;

                          (ix) neither the call of the Debentures for
                 redemption, the conversion or redemption thereof, the issue and sale of the Standby Shares by the Company nor the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under any United States statute;

                          (x) upon the Company taking the specific actions
                 enumerated in such counsel's opinion, notice of redemption of the Debentures will have been duly and lawfully given, all the outstanding Debentures will have been duly called for redemption on the Redemption Date and the right to convert the Debentures will expire on the Final Conversion Date; and

                          (xi) no holders of securities of the Company have
                 rights to the registration of such securities under the Registration Statement which have not heretofore been waived in writing.

         In addition, such counsel shall state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchaser and counsel for the Purchaser, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified elsewhere in such opinion or with reference to such counsel), no facts have come to such counsel's attention that lead such counsel to believe that, at the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedules or other financial, statistical and accounting information contained or incorporated by reference in the Registration Statement or Prospectus).

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Idaho or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or its subsidiaries and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                 (c) On the date of this Agreement and on the Closing Date, the Purchaser shall have received from Cravath, Swaine & Moore, counsel for the Purchaser, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Standby Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d) On the date of this Agreement, and on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chairman of the Board and the principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company
                 in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                          (ii) no stop order suspending the effectiveness of
                 the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, have been threatened; and

                          (iii) since the date of the most recent financial
                 statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (e) At the Execution Time, and on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Prospectus and on the Closing Date, Ernst & Young shall have delivered to the Purchaser a letter or letters, dated as of the date of delivery, in form and substance satisfactory to the Purchaser, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that:

                          (i) in their opinion, the audited financial
                 statements of the Company for the year ended December 31, 1994 included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest
                 unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company and their Material Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1994, nothing came to their attention which caused them to believe that:

                                  (1) the unaudited financial statements of the
                          Company included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                  (2) with respect to the period subsequent to
                          September 30, 1995, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock, short-term debt or long-term debt of the Company or decreases in the net current assets or shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from September 30, 1995, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated net sales, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchaser;

                          (iii) they have performed certain other specified
                 procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information for the year ended December 31, 1994 included in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                          (iv) on the basis of a reading of any unaudited pro
                 forma financial statements included or incorporated in the Registration Statement and the Prospectus (the "pro forma financial statements"), carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                 (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (e) of this Section 6 or (ii) any change, or any development involving a prospectus change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Standby Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (g) The Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Agreement and all obligations of the Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered to the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475, on the date of this Agreement or on the Closing Date, as applicable.

                 7. Reimbursement of Purchaser's Expenses. If the sale of the Standby Shares provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Standby Shares.

                 8.  Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending or preparing to defend or appearing as a third party witness in connection with any such loss, claim, damage, liability or action, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the following information furnished to the Company by you in (i) the third paragraph of text on the cover page of the Prospectus concerning the terms of the standby arrangements with the Purchaser and (ii) the first three paragraphs of text under the caption "Standby Arrangements" in the Prospectus (all of the foregoing the "Purchaser's Information"). This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

                 (b) The Purchaser agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Purchaser's Information. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have to the persons referred to above in this Section 8(b).

                 (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability under the two preceding paragraphs only to the extent prejudiced thereby. The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchaser and all persons, if any, who control the Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; and
(b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchaser and such control persons of the Purchaser, such firm shall be designated in writing by the Purchaser.

                 (d) If the indemnification provided for in this Section 8 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Standby Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party shall have failed to the prejudice of the indemnifying party to give the notice required by
Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand shall be deemed to be equal to the sum of the net amount paid by the Purchaser to the Company on the Closing Date and the relevant benefits received by the Purchaser on the other hand shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 3 hereof. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall the Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Standby Shares distributed to the public were offered to the public exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 9. Soliciting Conversions. The Purchaser may assist the Company in soliciting conversion of the Debentures by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company at any time prior to the Closing Date, if prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business or (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to market the Standby Shares in the manner contemplated in the Prospectus or enforce contracts for the sale of the Standby Shares or (iv) trading in the Common Stock of the Company has been suspended by the Commission or the New York Stock Exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority.

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive the conversion of any Debentures and the delivery of and payment for any Standby Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at 299 Park Avenue, 5th floor, New York, NY 10171-0026, Attention: Richard M. Messina, with a copy separately delivered to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, attention of: David G. Ormsby, Esq.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 505 Front Avenue, P.O. Box I, Coeur d'Alene, ID 83814, with a copy separately delivered to Freedman, Levy, Kroll & Simonds,

1050 Connecticut Avenue, N.W., Suite 825, Washington, DC 20036-5366, Attention:
Walter Freedman, Esq.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which when taken together shall constitute but one contract.

                 15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchaser.



                                               Very truly yours,

                                               COEUR D'ALENE MINES CORPORATION


                                               By:
                                                    ---------------------------
                                                    Name:  Dennis E. Wheeler
                                                    Title: Chairman


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.


UBS SECURITIES INC.


By:
     --------------------------------------
     Name:  Brooks J. Klimley
     Title: Managing Director